Exhibit 15.1

Consent of Cayman Counsel

Our ref:     SHF/611552-000001/8135709v1

China Techfaith Wireless Communication Technology Limited

Tower C, No. 5 Rong Chang East Street

Beijing Economic-Technological Development Area (Yi Zhuang), Beijing 100176

People’s Republic of China

28 April 2015

Dear Sirs,

China Techfaith Wireless Communication Technology Limited (the “Company”)

We consent to the reference to our name under the headings “Corporate Governance” and “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2014, which will be filed with the Securities and Exchange Commission on 28 April 2015.

Yours faithfully

/s/ Maples and Calder

Maples and Calder

Maples and Calder
53rd Floor The Center 99 Queen’s Road Central Hong Kong
Tel +852 2522 9333 Fax +852 2537 2955 maplesandcalder.com